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Exhibit 10.8

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

 EXECUTION COPY

          EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT

by and between

Eli Lilly and Company and

CERECOR INC.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXCLUSIVE PATENT AND KNOW HOW LICENSE AGREEMENT

          THIS EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT (this "Agreement"), effective as of this 18th day of February, 2015 (the "Effective Date"), is by and between Eli Lilly and Company ("Lilly"), and Cerecor Inc. ("Cerecor"), a corporation organized and existing under the laws of Delaware (hereinafter referred to as "Licensee"). Lilly and Licensee are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

          WHEREAS, Lilly and its Affiliates have discovered and developed the Kappa opioid receptor antagonist designated as LY2456302;

          WHEREAS, Licensee desires to develop and commercialize LY2456302; and

          WHEREAS, Licensee and Lilly desire to enter into a license arrangement whereby Licensee will develop and commercialize LY2456302.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Licensee and Lilly hereby agree as follows:

ARTICLE I — DEFINITIONS

          As used in this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

          1.01   "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with a Party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity, shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

          1.02  "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, for so long as this Agreement is in effect.

          1.03  "Calendar Year" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31, for so long as this Agreement is in effect.

          1.04  "Change of Control" shall mean with respect to a Party: (a) the sale to a Third Party of all or substantially all of such Party's assets and business; (b) a merger, reorganization or consolidation involving such Party and a Third Party in which the voting securities of such Party outstanding immediately prior thereto ceases to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a person or entity, or group of persons or entities, acting in concert acquire more than fifty percent (50%) of the voting equity securities or management control of such Party. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (i) on account of the acquisition of securities of a Party by any institutional investor, or affiliate thereof, or similar investor, that acquires the Party's securities in a transaction or series of related transactions that are primarily a private financing transaction of the Party or (ii) a sale of assets, merger, or other transaction effected exclusively for the purpose of changing domicile of the Party. For clarity, any public offering of a Party's equity securities shall not be deemed to be a Change of Control.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          1.05  "Clinical Trial" shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III clinical Trial, Phase IIIb Clinical Trial and/or post-approval clinical trial.

          1.06  "Commercialization" or "Commercialize" shall mean, with respect to Licensed Product, any and all activities directed to the marketing, promotion, distribution, offering for sale and selling such product, importing and exporting such product for sale, and interacting with Regulatory Authorities regarding the foregoing. Commercialization shall also include Commercialization Studies. "Commercialize" has a correlative meaning.

          1.07  "Commercialization Studies" shall mean a study or data collection effort for the Licensed Product that is initiated in the Territory after receipt of Marketing Authorization for the Licensed Product and is principally intended to support the Commercialization of the Licensed Product in the Territory; provided, that such study or data collection effort is not principally to support or maintain a Marketing Authorization or obtain a label change or maintain a label.

          1.08  "Commercially Reasonable Efforts" shall mean, with respect to the performance of obligations or tasks of a Party, the level of efforts and resources, normally used by a similarly situated biopharmaceutical company in the exercise of its reasonable discretion relating to the Development or commercialization of a product, in each case owned by it or to which it has exclusive rights, having similar technical and regulatory factors and similar market potential, profit potential and strategic value, and that is at a similar stage in its Development or product life cycle as the Licensed Product, taking into account issues of patent coverage, safety and efficacy, product profile, competiveness of the marketplace, proprie- tary position, and profitability (including pricing and reimbursement).

          1.09  "Development" or "Develop" shall mean all preclinical research and development activities and all clinical drug development activities, including, among other things: drug discovery, toxicology, formulation, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining and maintaining Marketing Authorization (including without limitation, post-marketing studies), and regulatory affairs related to all of the foregoing. Development shall include all clinical studies (including Phase III-B) that are primarily intended to support or maintain a Marketing Authorization, maintain a label or obtain any label change, but shall exclude Commercialization Studies.

          1.10   "Field" shall mean the prevention, diagnosis and/or treatment of all disease in humans.

          1.11   "First Commercial Sale" shall mean, with respect to a particular Licensed Product in a particular country in the Territory, the first commercial sale of such Licensed Product to a Third Party for end use or consumption in such country in an arm's length transaction by Licensee, its Affiliates or sublicensee in the Field after the receipt of Marketing Authorization in such country. Sales for test marketing, sampling and promotional uses, Clinical Trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

          1.12   "Generic Product" means, with respect to a particular Licensed Product in a country, a generic or biosimilar pharmaceutical product, that is not produced, licensed or owned by Licensee or any of its Affiliates, that: (a) contains the same, or a bioequivalent of the, active ingredient as a Licensed Product; and (b) is approved for use in such country by a regulatory authority through a regulatory pathway by referencing clinical data first submitted for obtaining regulatory approval for such Licensed Product. Generic Product includes any pharmaceutical products obtained via a bioequivalence or bioavailability showing such as those covered by section 505(b)(2) or under 5050(j) of the U.S. Federal Food, Drug, and Cosmetic Act or an equivalent outside the United States.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          1.13   "Good Clinical Practices" shall mean the then current Good Clinical Practices as such term is defined from time to time by the United States Food and Drug Administration ("FDA"), or analogous set of regulations, guidelines or standards as defined by other relevant Regulatory Authority having jurisdiction over the Development, Manufacture or sale of Licensed Product in a particular jurisdiction of the Territory, if and to the extent the Development, Manufacture or sale of Licensed Product takes place in such jurisdiction.

          1.14   "Good Laboratory Practices" shall mean the then current good laboratory practice regulations of the FDA as described in the United States Code of Federal Regulations ("CFR") or analogous set of regulations, guidelines or standards as defined by other relevant Regulatory Authority having jurisdiction over the Development, Manufacture or sale of Licensed Product in a particular jurisdiction of the Territory, if and to the extent the Development, Manufacture or sale of Licensed Product takes place in such jurisdiction.

          1.15   "Good Manufacturing Practices" shall mean the then current Good Manufacturing Practices as such term is defined from time to time by the FDA or analogous set of regulations, guidelines or standards as defined by other relevant Regulatory Authority having jurisdiction over the Development, Manufacture or sale of Licensed Compound or Licensed Product in a particular jurisdiction of the Territory, if and to the extent the Development, Manufacture or sale of Licensed Compound or Licensed Product takes place in such jurisdiction.

          1.16   "IND" shall mean an investigational new drug application with respect to the Licensed Product filed with the FDA for beginning Clinical Trials in humans, or any comparable application filed with the Regulatory Authorities of a country other than the United States prior to beginning Clinical Trials in humans in that country, as well as all supplements or amendments filed with respect to such filings.

          1.17   "Kappa Opioid Receptor Antagonist" shall mean an opioid receptor antagonist or inverse agonist which selectively targets kappa opioid receptors, but shall not include opioid receptor antagonists or inverse agonists with mixed or nonselective pharmacological actions.

          1.18   "Know-How" shall mean scientific and technical information, trade secrets and data used or generated and owned or controlled, by a Party or on behalf of a Party, which are based on, derived from, or are directed to the Lilly Patent Rights with respect to Lilly Know-How, Licensee Patent Rights with respect to Licensee Know-How, Licensed Compounds or Licensed Products, or the manufacture or use of the foregoing, that are not in the public domain, including but not limited to (a) unpatented ideas, discoveries, inventions, or improvements, (b) information related to methods, procedures, formulas, processes, tests, assays, techniques, regulatory requirements and strategies useful in the development, testing, or analysis of the Licensed Compounds or Licensed Products, (c) medicinal chemistry, medical, pre-clinical, toxicological biological, chemical, pharmacological, safety, manufacturing and quality control data or other scientific data and information related thereto, and (iv) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information.

          1.19   "Licensee" shall have the meaning given to such term in the preamble of this Agreement.

          1.20  "Licensee Know-How" shall mean Know-How developed by Licensee and/or any of its Affiliates or sublicensees after the Effective Date pursuant to this Agreement that is necessary for the Development, Commercialization or Manufacture of Licensed Compound or Licensed Product.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          1.21   "Licensee Patent Rights" shall mean those patents and patent applications including all (a) continuations, continuations-in-part, divisionals and substitute applications with respect to any such patent applications; (b) patents issued based on or claiming priority to any such patent applications; (c) any reissue, reexamination, renewal, extension (including any supplemental protection certificate) or restoration of any such patents; (d) any confirmation patent or registration patent or patent of addition based on any such patents; (e) foreign counterparts and (f) any other patents and patent applications that dominate the foregoing patents, that (x) are owned by Licensee as of the effective date of termination of this Agreement, and (y) claim the Licensed Compound or Licensed Product or their use, composition, formulation, preparation or manufacture.

          1.22   "Licensed Compound" shall mean those compounds listed in Schedule 1.23, including salts, esters, metabolites, prodrugs, acid forms, base forms, steroisomers, racemates, tautomers, polymorphs, solvates, hydrates and crystalline forms thereof.

          1.23   "Licensed Product" shall mean any pharmaceutical product containing a Licensed Compound, including all dosage forms, formulations and line extensions thereof, including, without limitation, a Combination Product, except for calculation of Net Sales in Section 1.32.

          1.24  "Lilly" shall have the meaning given to such term in the preamble to this Agreement.

          1.25   "Lilly Know-How" shall mean the Know-How (a) owned or controlled by Lilly and/or any of its Affiliates as of the Effective Date, and/or (b) controlled by Lilly pursuant to a written agreement between Lilly and a Third Party executed during the Term for which Licensee has elected to pay Third Party License Expenses in accordance with Section 2.06, in each of (a) and (b) that was (i) used or generated by or on behalf of Lilly or its Affiliates prior to the Effective Date in the Development or Manufacture of Licensed Compound or Licensed Product or (ii) that is necessary or useful for the Development, Commercialization or Manufacture of Licensed Compound or Licensed Product. Lilly Know-How shall include without limitation the Know-How that is listed on Schedule 1.26 or is otherwise provided to Licensee by Lilly under this Agreement.

          1.26  "Lilly Patent Rights" shall mean solely (a) those patents and patent applications listed in Schedule 1.27, and/or (b) those patent and patent applications controlled by Lilly pursuant to a written agreement between Lilly and a Third Party executed during the Term for which Licensee has elected to pay Third Party License Expenses in accordance with Section 2.06, and in each of (a) and (b) all of Lilly's rights together with all inventions disclosed or claimed therein or covered thereby including all (i) continuations, continuations-in-part, divisionals and substitute applications with respect to any such patent applications; (ii) patents issued based on or claiming priority to any such patent applications; (iii) any reissue, reexamination, renewal, extension (including any supplemental protection certificate) or restoration of any such patents; (iv) any confirmation patent or registration patent or patent of addition based on any such patents; (v) foreign counterparts and (vi) any other patents and patent applications that dominate the foregoing patents.

          1.27   "Major European Country" shall mean each of France, Germany, Italy, Spain or the United Kingdom.

          1.28   "Manufacture" shall mean all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including but not limited to test method development and stability testing, formulation, process development, manufacturing for use in non-clinical or clinical studies, manufacturing scale-up, manufacturing Licensed Compound or Licensed Product quality assurance/quality

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

control development, quality control testing (including in-process release and stability testing), packaging, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, and regulatory activities related to all of the foregoing.

          1.29  "Marketing Authorization" shall mean, with respect to each country in the Territory, the receipt of all approvals from the relevant Regulatory Authority necessary to market and sell a Licensed Product in any country (including without limitation all applicable Price Approvals even if not legally required to sell Licensed Product in a country).

          1.30  "NDA" shall mean a New Drug Application, Marketing Application Authorization, filing pursuant to Section 510(k) of the of the Food, Drug and Cosmetic Act, or similar application or submission for Marketing Authorization of a Licensed Product filed with a Regulatory Authority to obtain Marketing Authorization for a pharmaceutical or diagnostic product in that country or in that group of countries.

          1.31   "Net Sales" shall mean with respect to a Licensed Product, the gross amount invoiced by Licensee (including a Licensee Affiliate) or any sublicensee thereof to unrelated Third Parties, excluding any sublicensee, for the Licensed Product in the Territory, less the following items consistent with U.S. Generally Accepted Accounting Principles consistently applied:

  a)
  Trade, quantity and cash discounts allowed;

  b)
  Discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

  c)
  Licensed Product returns, rejections, damaged goods and allowances; and

  d)
  Tariffs, duties, excise, sales, value-added and other similar taxes (other than taxes based on income), customs duties or other government charges, in each case imposed on the sale of Licensed product to the extent included in the price and separately itemized on the invoice, including VAT, but only to the extent that such VAT are not reimbursable or refundable.

          Disposition of Licensed Product for, or use of the Licensed Product in, clinical trials or other scientific testing, as free samples, or under compassionate use, patient assistance, or test marketing programs or other similar programs or studies where a Licensed Product is supplied without any charge shall not result in any Net Sales.

          Such amounts shall be determined from the books and records of Licensee, affiliates of Licensee or any sublicensee maintained in accordance with U. S. Generally Accepted Accounting Principles consistently applied. Licensee further agrees in determining such amounts, it will use Licensee's then current standard procedures and methodology, including Licensee 's then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars.

          In the event that the Licensed Product is sold as part of a Combination Product (where "Combination Product" means any pharmaceutical product which comprises the Licensed Product and other pharmaceutically active compound(s) and/or ingredients), the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition) by the fraction, A / (A+B) where A is the weighted average sale price of the Licensed Product when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          In the event that the weighted average sale price of the Licensed Product can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Licensed Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

          In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the Licensed Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus (B / C) where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average sale price of the Combination Product.

          In the event that the weighted average sale price of both the Licensed Product and the other product(s) in the Combination Product cannot be determined, the Parties shall negotiate in good faith and agree on another, commercially reasonable means of calculating Net Sales with respect to such Combination Product that fairly reflects the relative contribution, to the total market value of such Combination Product, of the Licensed Product in the Combination Product.

          The weighted average sale price for a Licensed Product, other product(s), or Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire following Calendar Year. When determining the weighted average sale price of a Licensed Product, other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. dollars) by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial calendar year) of the preceding Calendar Year for the respective Licensed Product, other product(s), or Combination Product. In the initial Calendar Year, a forecasted weighted average sale price will be used for the Licensed Product, other product(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

          1.32   "Party" or "Parties" shall have the meaning given to such term in the preamble to this Agreement.

          1.33   "Phase I Clinical Trial" shall mean a clinical trial of a Licensed Product in human patients at single and multiple dose levels with the primary purpose of determining safety, metabolism, and pharmacokinetic and pharmacodynamic properties of such Licensed Product, and which is consistent with 21 U.S. CFR § 312.21(a). For the avoidance of doubt, a Phase I Clinical Trial may include studies of the Licensed Compounds with chemotherapy agents to determine combination doses thereof.

          1.34   "Phase II Clinical Trial" shall mean a clinical trial of a Licensed Product in human patients, the principal purposes of which are to make a preliminary determination that the Licensed Product is safe for its intended use, to determine its optimal dose, and to obtain sufficient information about such Licensed Product's efficacy to permit the design of Phase III Trials, and which is consistent with 21 U.S. CFR § 312.21(b).

          1.35   "Phase III Clinical Trial" shall mean a clinical trial of a Licensed Product in human patients, which trial is designed (a) to establish that the Licensed Product is safe and efficacious for its intended use, (b) to define warnings, precautions and adverse reactions that are associated with such Licensed

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Product in the dosage range to be prescribed, (c) to be, either by itself or together with one or more other Clinical Trials having a comparable design and size, the final human Clinical Trial in support of Marketing Authorization of such Licensed Product, and (d) consistent with 21 U.S. CFR § 312.21(c). "Phase III Trial" shall not include a Phase IIIb Trial.

          1.36   "Phase IIIb Clinical Trial" shall mean a clinical trial of a Licensed Product in human patients, which provides for product support (i.e., a clinical trial which is not required for receipt of initial Marketing Authorization but which may be useful in providing additional drug profile data or in seeking a label expansion) commenced before receipt of Marketing Authorization for the indication for which such trial is being conducted.

          1.37   "Price Approval" shall mean the approval or determination by a Regulatory Authority for the pricing or pricing reimbursement for a pharmaceutical product.

          1.38   "Proprietary Information" shall mean, as applicable, unpublished patent applications, Know-How and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, verbally or electronically, that is provided by one Party to the other Party in connection with this Agreement. All Know-How and other information disclosed by or on behalf of either Party pursuant to the Mutual Confidential Disclosure Agreement between Lilly and Licensee dated September 25, 2014 (the "Confidentiality Agreement") shall be deemed to be Party's Proprietary Information disclosed hereunder. The Parties agree that, effective as of the Effective Date, the Confidentiality Agreement shall be terminated, and superseded by this Agreement in its entirety.

          1.39   "Regulatory Authority" shall mean any United States federal, state, or local government, or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body with responsibility for granting licenses or approvals, including Marketing Authorizations, necessary for the marketing and sale of the Licensed Product in any country.

          1.40  "Related Party" shall mean each of Licensee, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.

          1.41   "Territory" shall mean the entire world.

          1.42  "Third Party" shall mean an entity other than Lilly and its Affiliates and Licensee and its Related Parties.

          1.43   "Valid Patent Claim" shall mean a claim of an issued and unexpired patent included within the Lilly Patent Rights, that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer.

ARTICLE II — LICENSE

          2.01    License Grant.    Subject to the terms and conditions of this Agreement, Lilly hereby grants to Licensee and its Affiliates an exclusive, even as to Lilly and its Affiliates, transferrable as provided herein, royalty bearing license in the Territory in the Field, with the right to grant sublicenses (through

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

multiple tiers) as provided herein, under the Lilly Patent Rights and the Lilly Know-How to research, develop, make, have made, use, import, offer for sale and sell the Licensed Compounds and Licensed Products in the Field in the Territory during the Term.

          2.02    No Non-Permitted Use.    Licensee hereby covenants that it shall not, nor shall it cause or authorize, provide material support to or encourage any Affiliate or sublicensee to knowingly use or practice, directly or indirectly, any Lilly Know-How or Lilly Patent Rights for any purposes other than those expressly permitted by this Agreement.

          2.03    No Other Licenses.    Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement.

          2.04    Sublicenses.    Beginning after [**] of the Effective Date, Licensee may sublicense its rights under Section 2.01 to one or more Third Parties, to the extent necessary or useful to enable such Third Parties to research, develop, make, have made, use, import, offer for sale or sell Licensed Compound(s) or Licensed Product(s) in the Field in the Territory, and subject to the conditions of this Section 2.04.

  (a)
  Licensee shall remain responsible for its sublicensees' performance under this Agreement.

  (b)
  Licensee shall provide, in the Development Report required pursuant to Section 3.03, a list of any sublicensees granted a sublicense during the preceding twelve (12) months. At Lilly's request, Licensee shall provide to Lilly a copy of any sublicense agreement.

  (c)
  Each and every sublicense granted by Licensee to a sublicensee must be in a written agreement, in English, executed by the sublicensee and giving its place of business. In addition, each and every such sublicense must be consistent with those terms of this Agreement which are applicable to that portion of the Field and/or Territory to which the sublicensee has been granted rights, including, without limitation, must require the sublicensee to abide by confidentiality and non-use obligations at least as stringent as those contained in Article IX of this Agreement.

  (d)
  In the event that that this Agreement is terminated in its entirety by Licensee pursuant to Section 12.02 or Lilly for any reason as permitted under the Agreement, each sublicense granted by Licensee will survive such termination (as a direct license from Lilly), subject to Section 12.06, provided that Lilly has agreed following such termination and/or in connection therewith that the sublicensee is acceptable to Lilly.

          2.05    Exclusivity.    For a period of [**] years following the Effective Date, Lilly shall not, and shall ensure that none of its Affiliates will, either by itself or through collaboration with a Third Party, conduct human clinical studies, manufacture or commercialize anywhere in the Territory any product containing or comprising a selective Kappa Opioid Receptor Antagonist (such product, a "Competing Product"). In the event that Lilly is acquired by or merges with a Third Party that is engaged in active development or commercialization of a Competing Product at the closing of such acquisition or merger, then Lilly shall not be deemed to be in breach of this Section 2.05 with respect to any such Competing Product, and the terms of this Section 2.05 will not apply in any way to limit or restrict, by or on behalf

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

of a Party or its Affiliates, the development, use, manufacture, marketing, sale, promotion or commercialization of any such Competing Product that as of the date of closing of such acquisition or merger was controlled by such Third Party acquiror.

          2.06    Third Party Licenses.    During the Term, if Lilly obtains a license for any Patent rights or Know-how from a Third Party that would be included within the scope of the Lilly Patent Rights or Lilly Know-How for which payments would be due to such Third Party on account of such license, then Lilly, provided it has the legal right to do so, shall notify Licensee, identifying the relevant patent rights or Know-how. If Licensee provides Lilly with written notice in which (a) Licensee consents to including such patent rights or Know-how as Lilly Patent Rights or Lilly Know-How under this Agreement and (b) Licensee agrees to be responsible for (i) all royalty payments due on account of a Licensed Product and all other current and future payments specific to one or more License Products, and (ii) its pro rata share of current and future payments which are reasonably applicable to both Licensed Products and other products or services offered by Lilly or its licensees of such patents rights and/or Know-How, in each of (i) and (ii) due to such Third Party on account of the use of such patent rights or Know-how in connection with the use, sale, offer for sale, importation, and development, manufacture or commercialization of any Licensed Product in the Field ("Third Party License Expenses"), then, if legally permissible, such patent rights or Know-how, as applicable, will be deemed Lilly Patent Rights or Lilly Know-How hereunder, as applicable. Licensee shall have the discretion to terminate its license under the Third Party License at any time and upon thirty (30) days' written notice to Lilly provided that Licensee shall be responsible for all Third Party License Expenses due and owing prior to the effective date of such termination and shall be responsible for a proportional share of any subsequent liability to the extent directly resulting from such termination.

          2.07    Section 365(n) of the Bankruptcy Code.    All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.

ARTICLE III — DEVELOPMENT AND COMMERCIALIZATION

          3.01    Overview.    As of the Effective Date, Licensee shall be solely responsible for the Development and Commercialization, including all costs thereof, of the Licensed Product in the Field in the Territory. Licensee shall perform all of its Development activities consistent with the IND for the Licensed Product and in accordance with all applicable laws, rules and regulations.

          3.02    Development and Commercialization Plans.

  (a)
  Initial Development Plan.    An initial Development plan for the Licensed Product in the Field in the Territory is attached hereto as Attachment 3.02(a) (as may be amended in accordance with this Agreement, the "Development Plan").

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
  (b)
  Annual Development Plan.    Not later than sixty (60) days after December 31 of each Calendar Year, Licensee shall submit to Lilly an updated Development Plan for the pending Calendar Year. Such update shall take into account the anticipated Development activities, for the applicable development period, of Licensee or a Related Party for the Development of Licensed Product in the Field. Lilly shall have the right to comment on such annual plan, provided, however, that Licensee shall not be obligated to incorporate such Lilly comments and Licensee retains final decision making authority with respect to all such plans.

  (c)
  Performance.    Licensee shall perform, and shall ensure that its Affiliates, sublicensees, and Third Party contractors perform, the activities described in the Development Plan in a professional manner and in compliance with, to the extent applicable, Good Laboratory Practices, Good Clinical Practices and/or Good Manufacturing Practices and in compliance with all other applicable laws, rules, and regulations.

          3.03    Development Reports.    Licensee shall submit to Lilly, every twelve (12) months after the Effective Date until the First Commercial Sale, a written report in reasonably sufficient detail describing the research, development and manufacturing progress of Licensee or a Related Party for Licensed Compounds and/or Licensed Products during the previous twelve (12) month period, as well as a list of any sublicensees granted during the preceding twelve (12) months. All such reports shall be considered Proprietary Information of Licensee.

          3.04    Commercialization.    Licensee shall provide Lilly with the anticipated commercial launch of each Licensed Product in a country for which NDA (or foreign equivalent) and Marketing Authorization has been obtained.

          3.05    Commercialization Reports.    Licensee shall submit to Lilly, every twelve (12) months after First Commercial Sale of a Licensed Product, a written report in reasonably sufficient detail describing the general commercialization progress of Licensee or a Related Party for Licensed Compounds and/or Licensed Products during the previous twelve (12) month period, including a list all ongoing Commercialization Studies and the status of such studies in the United States, the Major European Countries and Japan.

          3.06    [**]

          3.07    Subcontracting.    Consistent with the provisions of this Agreement, Licensee may perform any activities in support of its development and commercialization of Licensed Compounds and Licensed Products through subcontracting to its Affiliates or Third Parties, including Third Party subcontractors, contract service organizations, and academic or government collaborators.

ARTICLE IV — TRANSFER OF LILLY KNOW-HOW & EXISTING STUDIES

          4.01    Materials and Regulatory Filings Transfer.

  (a)
  Promptly following the Effective Date, but in any event, within [**] days thereof: (i) Lilly will provide Licensee with the Licensed Compounds listed in Schedule 1.23 and Lilly Know-How listed in Schedule 1.26; and (ii) Lilly shall transfer to Licensee, in a mutually agreed manner,

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

  the quantities of available physical inventory of Licensed Compounds solely as listed in Schedule 1.23 and shall inform Licensee in writing as to the quantities of such physical inventory that are in compliance with Good Manufacturing Practices; provided that the quantities listed are general guidance estimates only of the amounts currently anticipated to be available for shipping from Lilly. Such inventory shall only be used in preclinical work in accordance with the license grant in Section 2.01 herein and to the extent that such inventory was not recertified by Lilly as compliant with Good Manufacturing Practices, shall not be used for clinical or commercial purposes. Lilly shall have no responsibility to recertify or re-test any physical inventory to be provided under the Agreement, including if it is beyond its dating period (i.e., the material may require additional stability data and/or analytical testing prior to use, given its age). Lilly shall provide the reports and data as described in Schedule 1.26 in a single copy in electronic format if available otherwise in paper. Lilly shall be responsible for all costs associated with transfer of Lilly Know-How.

  (b)
  Promptly following the Effective Date, but in any event, within [**] days thereof, Lilly shall transfer to Licensee the existing INDs and other drug approval applications covering the Licensed Product in electronic format if available, otherwise in paper. Lilly hereby assigns all right, title and interest in any to the foregoing INDs and drug approval applications to Licensee. All further submissions to any Regulatory Authorities relating to such drug approval applications and/or INDs shall be filed in the name of and owned by Licensee or its Affiliates. Licensee or its Affiliates shall own and/or hold all Marketing Authorizations for Licensed Product throughout the Territory. Licensee shall be responsible for ensuring the IND transfer is done properly.

  (c)
  Promptly following the Effective Date, but in any event, within [**] days thereof, Lilly shall transfer to Licensee one (1) copy of the material documents and records that have been generated by or on behalf of Lilly with respect to any existing INDs and other drug approval applications covering the Licensed Product in the Territory, as well as any material correspondence between Lilly and Regulatory Authorities related to Licensed Product in electronic format if available.

  (d)
  Licensee shall be responsible for overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, the FDA and other Regulatory Authorities in the Territory with respect to Licensed Product.

  (e)
  Licensee shall be solely responsible for interfacing, corresponding and meeting with the FDA and other regulatory authorities throughout the Territory with respect to Licensed Product.

  (f)
  Licensee shall provide to Lilly a table report on an annual basis that contains the status of Marketing Authorizations for the Licensed Product in the Territory.

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PUR- SUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
  (g)
  In the event that any Regulatory Authority (a) threatens or initiates any action to remove a Licensed Product from the market in any country in the Field in the Territory or (b) requires Licensee, its Affiliates, or its sublicensees to distribute a "Dear Doctor" letter or its equivalent regarding use of Licensed Product in the Field, Licensee shall notify Lilly of such event within three (3) business day after Licensee becomes aware of the action, threat, or requirement (as applicable). Licensee shall keep Lilly reasonably informed with respect to any recall or withdrawal of Licensed Product in the U.S., Japan, or a Major European Country; provided, however, that the final decision as to whether to recall or withdraw a Licensed Product in the Territory shall be made by Licensee in its sole discretion. Licensee shall be responsible, at its sole expense, for conducting any recalls or taking such other necessary remedial action. Lilly shall, at the request and reasonable expense of Licensee, cooperate with Licensee (including providing assistance and support) on any recall or withdrawal of Licensed Product to the extent necessary to comply with applicable laws, rules and regulations or any requirements by the Regulatory Authority.

          4.02    Pharmacovigilance and Product Complaints.

  (a)
  Following the transfer of any INDs related to Licensed Product from Lilly to Licensee, Licensee shall be solely responsible for the collection, review, assessment, tracking and filing of information related to adverse events ("AEs") associated with Licensed Product, in accordance with 21 CFR 312.32, 314.80 and comparable regulations, guidance, directives and the like governing AEs associated with Licensed Product that are applicable outside of the United States.

  (b)
  Within [**] days of the Effective Date, Lilly will provide Licensee with all AEs reports, copies of all study reports of completed studies (including copies of the protocols), and copies of all available interim study analyses, as they may already exist, of all ongoing studies for Licensed Product (including copies of protocols) to the extent not previously provided to Licensee. In furtherance of the foregoing, Lilly shall transfer to Licensee any available relevant information, in a format mutually agreed by the Parties, regarding adverse events that have been observed during any clinical trials conducted with respect to Licensed Product prior to the Effective Date.

  (c)
  Within a reasonable period of time following receipt of all such information described in this Section 4.02, and in no event later than forty-five (45) days after the receipt of such information, Licensee shall assume responsibility for maintaining a global safety database for Licensed Product consistent with industry practices.

  (d)
  Licensee will be responsible to notify Lilly of any product complaints (non-AEs) associated with material supplied by Lilly. Lilly will be responsible to support the investigation of the product complaints as it relates to the activities conducted by Lilly and share the results of the investigation with Licensee.

          4.03    Existing Studies.    Without limiting Section 11.02, as between the Parties, Cerecor shall assume all responsibility going forward for studies by Third Parties that exist as of the Effective Date

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

("Existing Studies"). Cerecor shall be responsible for all future conduct of the Existing Studies, including additional drug product supplies and drug product stability studies, and all requirements of Applicable Law, including regulatory requirements such as recording, investigating, summarizing, notifying, reporting and reviewing all AEs and other reportable occurrences and inquiries associated with Products in accordance with Applicable Laws and shall adhere to all requirements of Applicable Laws related to the reporting and investigation of AEs and other reportable occurrences and inquiries.

          4.04    Reasonable Cooperation.    From time to time during the Term, and without limiting Lilly's obligations hereunder, at Licensee's reasonable request, Lilly shall reasonably cooperate with Licensee and shall (a) furnish such further information in Lilly's possession not previously furnished, but otherwise required to be furnished by Lilly to Licensee pursuant to this Agreement, (b) execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer, certificates, deeds or other documents, (c) use reasonable efforts to deliver any additional materials deliverable under this Agreement not previously transferred to Licensee, (d) use reasonable efforts to require its agents and consultants to be reasonably available to Licensee (or its authorized attorneys, agents, or representatives) to the extent reasonably necessary to enable Licensee to help facilitate document transfer, and (e) take, or cause to be taken, all other reasonable actions as promptly as practicable as Licensee may reasonably request in order to comply with applicable Laws or to effectively consummate the transfer, assignment and grant of license as contemplated by this Agreement. Licensee shall compensate Lilly for reasonable expenses and costs, for any activities undertaken by Lilly at Licensee's request pursuant to this Section 4.04, unless such activities should have been taken as required under this Agreement.

ARTICLE V — DILIGENCE

          5.01    Generally.    Licensee shall use Commercially Reasonable Efforts to Develop and Commercialize (following Regulatory Approval) at least one Licensed Compound or Licensed Product in the Field in the United States, a Major European Country or Japan, whether alone or with or through one (1) or more Related Party.

          5.02    Understanding Regarding Diligence.    It is understood and agreed that the obligation of Licensee to use Commercially Reasonable Efforts with respect to the development of any specific Licensed Compound or Licensed Product under Section 5.01 of this Agreement is expressly subject to the continuing absence of any materially adverse condition or event relating to the safety or efficacy of the Licensed Compound or Licensed Product, and the specific tasks that Licensee shall undertake to develop or market any such Licensed Compound or Licensed Product, in compliance with such Commercially Reasonable Efforts obligation, shall be modified or delayed as may be required in Licensee's reasonable opinion in order to address any such materially adverse condition or event so long as any such condition or event exists.

ARTICLE VI — MANUFACTURING

          6.01    Manufacturing Responsibility.    After the Effective Date, Licensee will be responsible for the manufacturing and any ongoing or future stability studies related to the Licensed Compound and Licensed Product for use by Licensee, its Affiliates and its sublicensees in the Field in the Territory.

          6.02    Transfer of Know-How.    Lilly shall, pursuant to Section 4.01(a), transfer to Licensee, or a Third Party manufacturer designated by Licensee, all Lilly Know-How that is reasonably necessary or

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

useful to enable Licensee or its Third Party manufacturer to Manufacture the Licensed Compound or Licensed Product. In addition, as reasonably requested by Licensee, during a period of twelve (12) months following the Effective Date, Lilly shall make Lilly's personnel and/or consultants available to Licensee, at no additional cost or expense to Licensee, to provide reasonable technical support and assistance for up to [**] hours. After such transfer period, Lilly may provide, upon reasonable request by Licensee, technical consultation and Licensee shall reimburse Lilly for the cost of Lilly's out-of-pocket expenses and such time or hours at an FTE rate of [**] per hour for all Lilly personnel consultation hours. Lilly shall act reasonably in considering any request by Licensee for such consultation.

ARTICLE VII — PAYMENTS; ROYALTIES AND REPORTS

          7.01    Consideration for License.    In consideration for the license granted hereunder, Licensee shall pay to Lilly a non-refundable, non-creditable, upfront payment of one million U.S. dollars ($1,000,000.00), seven hundred fifty thousand U.S. dollars ($750,000.00) of which shall be due within thirty (30) days of the Effective Date of this Agreement, and the remaining balance of two hundred fifty thousand U.S. dollars ($250,000.00) payable within thirty (30) days of completion of the final study report for the 9-month chronic toxicology study to be conducted by Licensee in non-human primates.

          7.02    Milestone Payments.

  (a)
  Development and Commercialization Milestone Payments.    Subject to the terms and conditions of this Agreement and in further consideration for the license granted herein, Licensee shall make each of the following one-time, non-refundable, non-creditable milestone payments to Lilly for the first Licensed Product to achieve such milestone:

Milestone Event	Amount Due
The earlier of: (i) filing and acceptance of an NDA or equivalent for a Licensed Product in the United States	$[**]
NDA approval for a Licensed Product in the United States	$[**]
NDA approval or equivalent for a Licensed Product by the European Medicines Agency or in any Major European Country	$[**]
NDA approval or equivalent for a Licensed Product in Japan	$[**]
First Commercial Sale of a Licensed Product in the United States	$[**]
First Commercial Sale of a Licensed Product in a Major European Country	$[**]
First Commercial Sale of a Licensed Product in Japan	$[**]
  (b)
  Aggregate Net Sales Milestone Payments.    Subject to the terms and conditions of this Agreement and in further consideration for the license granted herein, Licensee shall make each of the following one-time, non-refundable, non-creditable milestone payments to Lilly the first time the aggregate Net Sales of all Licensed Products meets or exceeds the following thresholds:

  •
  [**] U.S. dollars ($[**]) at the end of the first calendar year in which aggregate Net Sales for Licensed Products in such calendar year exceeds $[**] million; and

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
  •
  [**] U.S. dollars ($[**]) at the end of the first calendar year in which aggregate Net Sales for Licensed Products in such calendar year exceeds $[**] billion.

  (c)
  Notice and Payment.    Licensee shall notify Lilly in writing within ten (10) business days after the achievement of each such milestone event by Licensee, its Affiliates or a sublicensee giving rise to a payment obligation under this Section 7.02 and Licensee shall pay Lilly the indicated amount no later than forty-five (45) days after such notification to Lilly.

          7.03    Royalties.

  (a)
  Royalty Rates. Subject to the terms and conditions of this Agreement, Licensee shall pay to Lilly royalties on Net Sales made by Licensee, its Affiliates or sublicensees of any Licensed Product commencing upon the First Commercial Sale of a Licensed Product in a particular country in the Territory and will continue on a Licensed Product-by-Licensed Product and coun- try-by-country basis until the later of (i) the expiration of the last to expire Valid Patent Claim covering a Licensed Product in such country, or (ii) 11 (eleven) years from First Commercial Sale of the Licensed Product in such country, at tiered rates set forth for the U.S. and tiered rates set forth for the portion of ex- U.S. Net Sales as follows:

  •
  For the first $[**] U.S. dollars of annual U.S. Net Sales for such Licensed Product: [**]; and

  •
  For the portion of U.S. dollars of annual U.S. Net Sales for such Licensed Products greater than $[**] but less than or equal to $[**], [**]; and

  •
  For the portion of U.S. dollars of annual U.S. Net Sales for such Licensed Products greater than $[**], [**]; and

  •
  For the first $[**] U.S. dollars of annual total ex-U.S. Net Sales for such Licensed Product: [**]., and

  •
  For the portion of U.S. dollars of annual total ex-U.S. Net Sales greater than $[**] U.S. dollars but less than or equal to $[**]: [**]., and

  •
  For the portion of U.S. dollars of annual total ex-U.S. Net Sales greater than $[**] U.S. dollars: [**].

  (b)
  Third Party Licenses — Royalty Offset.    Should Licensee be required to enter into a third party license agreement for a patent that is necessary to Develop, manufacture and/or Commercialize Licensed Compounds and/or Licensed Products contemplated by this Agreement, Licensee may offset royalty payments due hereunder by fifty (50) percent of the amounts due under such third party license agreement, provided, that under no circumstance will the royalties due to Lilly be offset by more than fifty (50) percent of the royalties owed to Lilly.

  (c)
  Early Generic Product Entry.    For a given Licensed Product, if in a given country within the Territory entry of a Generic Product has occurred and subsequently the sales of the Licensed Product have declined by (i) twenty-five percent (25%) or more as compared to the two consecutive Calendar Quarters immediately prior to such Generic Product entry, then the royalty payments due to Lilly for such Licensed Product in such country shall be reduced by

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

  fifty percent (50%) and/or (ii) seventy-five percent (75%) or more compared to the two consecutive Calendar Quarters immediately prior to such Generic Product entry, then no further royalty payments shall be due to Lilly for such Licensed Product in such country. Such reduction shall be first applied with respect to such country starting with sales in the Calendar Quarter following the entry of such Generic Product.

          7.04    Reports; Payment of Royalty; Payment Exchange Rate and Currency Conversions.

  (a)
  Royalties Paid Quarterly.    Licensee shall keep (and shall cause its affiliates and requires its sublicensees to keep) complete and accurate books and records that are necessary to ascertain and verify the payments owed hereunder. Within forty-five (45) calendar days following the end of each Calendar Quarter, following the First Commercial Sale of a Licensed Product, Licensee shall furnish to Lilly a written report for the Calendar Quarter showing the Net Sales by country of Licensed Product sold by Licensee and its Related Parties in the Territory during such Calendar Quarter and the royalties payable by country due on such Net Sales under this Agreement for such Calendar Quarter. Licensee shall provide Lilly with a sales forecast for the subsequent 8 quarters. Licensee will mail such reports to the attention of: Eli Lilly and Company, Lilly Royalty Administration in Finance, Drop Code 1064, Lilly Corporate Center, Indianapolis, Indiana, 46285. Simultaneously with the submission of the written report, Licensee shall pay to Lilly the royalty due for such Calendar Quarter calculated in accordance with this Agreement.

  (b)
  Method of Payment.    All payments to be made by Licensee to Lilly under this Agreement shall be paid by bank wire transfer in immediately available funds to such bank account as is designated in writing by Lilly from time to time. Royalty payments shall be made in United States dollars using the rate of exchange as defined in 1.31 Net Sales.

          7.05    Maintenance of Records; Audits.

  (a)
  Record Keeping by Licensee.    Licensee shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Upon thirty (30) days prior written notice from Lilly, shall permit an independent certified public accounting firm of nationally recognized standing selected by Lilly and reasonably acceptable to Licensee, at Lilly's expense, to have access during normal business hours to examine the pertinent books and records of Licensee, its Affiliates and/or subs as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. The examination shall be limited to the pertinent books and records for any year ending not more than thirty-six (36) months prior to the date of such request. An examination under this Section 7.05(a) shall not occur more than once in any Calendar Year. The independent certified public accountants shall keep confidential any information obtained during such inspection and shall report to Licensee and Lilly only the amounts of net sales and royalties due and payable. All such accounting firms shall sign a confidentiality agreement as to any of Licensee's, its Affiliates' and sublicensees' confidential information that such accounting firms are provided, or to which they have access, while conducting any audit pursuant to this Section 7.05(a).

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
  (b)
  Underpayments/Overpayments.    If such accounting firm correctly concludes that additional royalties were owed during such period, Licensee shall pay such additional royalties within thirty (30) days of the date Lilly delivers to Licensee such accounting firm's written report so correctly concluding. If such underpayment exceeds [**] percent ([**]%) of the sums correctly due Lilly then the reasonable fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by Licensee. For clarity, in all other circumstances the fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by Lilly. Any overpayments by Licensee will be credited against future royalty obligations or at Licensee's request, promptly refunded to Licensee.

  (c)
  Confidentiality.    Lilly shall treat all financial information subject to review under this Section 7.05, in accordance with the confidentiality provisions of Article IX of this Agreement.

  (d)
  Late Payments.    Any amount owed by Licensee to Lilly under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the rate of the one (1) month London Inter-Bank Offering Rate ("LIBOR") plus [**] percent ([**]%) as set by the British Bankers Association as of the due date, or whatever is the legal limit if lower.

          7.06    Income Tax.    If laws, rules, or regulations require the withholding of income tax or other taxes imposed upon payments set forth in this Article VII, Licensee will notify Lilly in writing of such payment or withholding requirements prior to making the payment and provide such assistance to Lilly, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary to claim an exemption from or reduction of such Taxes. In the event Licensee withholds taxes under this section and remits such taxes to the appropriate tax authority, Licensee will furnish Lilly with proof of payment of such taxes promptly following payment thereof. If taxes are paid to a tax authority, Licensee will provide Lilly all such assistance as is reasonably required to obtain a refund of taxes withheld, or obtain a credit with respect to Taxes paid.

ARTICLE VIII — PATENTS

          8.01    Ownership of Inventions.    As between the Parties, Licensee shall own the entire right, title and interest in and to any and all Know-How discovered, created, identified or made solely by it and its Related Parties and their respective employees, agents or independent contractors in the course of performing or exercising its rights under this Agreement, and all intellectual property rights in any of the foregoing. Inventorship shall be determined in accordance with U.S. patent laws.

          8.02    Prosecution and Maintenance of Patents.    Licensee shall have the first right, but not the obligation, at its expense, to prepare, file, prosecute and maintain Lilly Patent Rights in the Territory, on its own or through its Affiliate, or through outside counsel or Third Party contractor. Licensee will provide Lilly with copies of any substantive papers filed with or received by a patent office related to the maintenance of such patent filings. Licensee shall provide Lilly with drafts of any material filings in a reasonable amount of time in advance of the anticipated filing date and shall consider Lilly's reasonable comments thereto in good faith. The abandonment of any of the Lilly Patent Rights shall be

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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

governed by Section 8.07. Promptly following the Effective Date, Lilly shall transfer the existing, complete patent files for all applicable patents and patent applications to Licensee, shall file all documents necessary to transfer correspondence with the U.S. Patent and Trademark Office and other applicable patent authorities to Licensee and shall give Licensee's designated patent counsel power of attorney thereto. Lilly shall cooperate with Licensee in the transfer of all prosecution and maintenance responsibilities relating to the Lilly Patent Rights. For clarity, after such transfer, Lilly will cooperate, but will not be responsible for further maintenance and annuity payments.

          8.03    Patent Term Restoration.    Licensee shall have the first right, but not the obligation, with respect to election to obtain patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Lilly Patent Rights. Lilly agrees to reasonably assist Licensee as needed with the filing and prosecuting of any such application for patent term restoration or supplemental protection certificates or their equivalents. To the extent Licensee has elected to seek such patent term restoration or supplemental protection certificates or equivalents, Licensee (a) shall pay all costs associated with the preparation, filing and prosecuting of any such application for patent term restoration or supplemental protection certificates or their equivalents hereunder, (b) agrees to consult with Lilly as to the preparation, filing, prosecution of such application for patent term restoration or supplemental protection certificates or their equivalents reasonably prior to any deadline or action, and (c) shall provide Lilly with drafts of any material filings in a reasonable amount of time in advance of the anticipated filing date and shall consider in good faith any comments of Lilly.

          8.04    Interference, Derivation, Opposition, Reissue Reexamination and Post Grant Review Proceedings.    Any Party shall, within ten (10) business days of learning of any request for, or filing or declaration of, any interference, derivation, opposition, reexamination, or post grant review (or similar administrative proceedings) relating to Lilly Patent Rights, inform the other Party of such event. Licensee shall have the first right, but not the obligation, to determine a course of action with respect to any such proceeding and to control such proceeding. Lilly shall have the right to review any submission to be made in connection with such proceeding. In connection with any such interference, derivation, opposition, reissue, reexamination, or post grant review proceeding (or similar administrative proceedings) or correction relating to Lilly Patent Rights, Lilly will cooperate fully and will provide Licensee with any information or assistance that Licensee may reasonably request. Licensee shall keep Lilly informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. To the extent Licensee has elected to control the foregoing, Licensee shall bear the expense of such proceeding or action with respect to the Lilly Patent Rights.

          8.05    Enforcement and Defense.    In the event that either Licensee or Lilly becomes aware of any alleged, threatened or actual commercially material infringement of a Lilly Patent Right in a country in the Territory, or judicial challenge to the validity of a Lilly Patent Right in a country in the Territory, it will notify the other Party in writing to that effect within a reasonable time period.

  (a)
  First Right of Licensee; Right of Lilly to Assume.    Licensee shall have the first right, but not the obligation, to bring a suit or otherwise take action against any person or entity directly infringing, contributorily infringing or inducing infringement of the Lilly Patent Rights. If Licensee fails to bring a suit or otherwise take action with respect to infringement of any Lilly Patent Rights within (i) thirty (30) days with respect to potential infringement in the context of a Paragraph IV certification, or (ii) sixty (60) days with respect to potential

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

  infringement in some context other than a Paragraph IV certification, following receipt of notice of the alleged infringement, Lilly shall have the right to bring suit or otherwise take action with respect to such infringement at its own expense and by counsel of its own choice, and Licensee shall have the right, at its own expense, to be represented in any such suit by counsel of its own choice.

  (b)
  Expenses and Cooperation.    Each Party shall cooperate with and provide to the Party enforcing any such rights under this Section 8.05 reasonable assistance in such enforcement, at such enforcing Party's request and expense. Lilly further agrees to join, at Licensee's expense, any such action brought by Licensee under this Section 8.05 as a party plaintiff if required by applicable law to pursue such action. The enforcing Party under this Section 8.05 shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party's comments on any such efforts. In the event that Lilly is a party to such a legal action, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the mutual consent of Licensee and Lilly, and such consent shall not be unreasonably withheld. In no event shall Licensee or Lilly settle any such action or proceeding in a manner which restricts the scope, or adversely affects the enforceability, of Lilly

    Patent Rights or Licensee Patent Rights claiming or covering Licensed Compounds or Licensed Products without the prior written consent of Licensee and Lilly, such consent shall not be unreasonably withheld.

  (c)
  Recovery.    Any recovery obtained by either or both of the Parties in connection with or as a result of any action to enforce any Lilly Patent Rights, whether by settlement or otherwise, shall first be applied to reimburse the costs and expenses of the Party that brought and controlled such action and then to reimburse the costs and expenses of the other Party in connection with such action, and any amounts remaining after such reimbursement shall be retained by the Party that brought and controlled such action, except that if Licensee is the Party that brought and controlled such action, any remaining portion of such recovery that is attributable to lost sales with respect to Licensed Products shall be treated as Net Sales and subject to payment of royalties pursuant to Section 7.03.

          8.06    Third Party Infringement Suit.    In the event that a Third Party sues Licensee alleging that Licensee's, its Affiliates' or its sublicensees' making, having made, importing, exporting or using Licensed Compound or distributing, marketing, promoting, offering for sale or selling Licensed Product infringes or will infringe a claim of a Third Party patent that specifically covers the Licensed Compound or its manufacture, then Licensee may elect to defend such suit.

          8.07    Abandonment.    In the event that Licensee determines not to file, maintain or continue prosecution of any patent or patent application within the Lilly Patent Rights, Licensee shall provide Lilly written notice thereof at least thirty (30) days before the applicable deadline. Upon receipt of such notice, Lilly shall have the right, at its expense, to assume responsibility for filing, prosecuting, and maintaining such patents and patent applications. If Lilly decides to assume such responsibility, in its sole discretion, it shall so notify Licensee in writing.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE IX — CONFIDENTIALITY AND PUBLICATION

9.01  Confidentiality.

  (a)
  Nondisclosure Obligation.    Each of Lilly and Licensee shall use any Proprietary Information received by it from the other Party only in accordance with this Agreement and shall not disclose to any Third Party any such Proprietary Information without the prior written consent of the other Party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of [**] ([**]) years. These obligations shall not apply to Proprietary Information that:

  (i)
  is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party's written records;

  (ii)
  is at the time of disclosure, or thereafter becomes, published or otherwise part of the public domain without breach of the obligations of confidentiality under this Agreement by the receiving Party;

  (iii)
  is subsequently disclosed to the receiving Party by a Third Party who has the right to make such disclosure, as documented by the receiving Party's written records; or

  (iv)
  is independently developed by the receiving Party or its Affiliates and without the aid, use or application of any of the disclosing Party's Proprietary Information, and such independent development can be documented by the receiving Party's written records.

  (b)
  Authorized Disclosure.    Each Party shall have the right to disclose Proprietary Information received by it from the other Party to the extent required to be disclosed by law, regulation, rule, act or order of any governmental authority or agency to be disclosed, provided that notice is promptly delivered to the other Party (to the extent permitted) in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information and thereafter the receiving Party discloses to the requesting entity only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

  (c)
  Permitted Disclosures.    Notwithstanding provisions of Section 9.01(a), Licensee, its Affiliates or sublicensees shall have the right to disclose Proprietary Information received by it from Lilly:

  (i)
  to any institutional review board of any entity conducting Clinical Trials with Licensed Product or to any governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct Clinical Trials or to market Licensed Product, provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations; or

  (ii)
  to any bonafide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner; provided that in connection with such

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

    disclosure, Licensee shall require each disclosee to enter into a confidentiality agreement with respect to such Proprietary Information.

  (d)
  Disclosure to Agents.    Notwithstanding the provisions of Section 9.01(a) and subject to the other terms of this Agreement, each of Licensee and Lilly shall have the right to disclose Proprietary Information to their respective sublicensees, agents, consultants, Affiliates or other Third Parties (collectively "Agents") in accordance with this Section 9.01(d) . Such disclosure shall be limited only to those Agents directly involved in the development, manufacturing, marketing or promotion of Licensed Compound or Licensed Product (or for such Agents to determine their interest in performing such activities) in accordance with this Agreement. Any such Agents must agree in writing to be bound by confidentiality and non-use obligations no less restrictive than those contained in this Agreement.

  (e)
  Disclosure to Taxing Authorities.    Notwithstanding the provisions of Section 9.01(a), either Party shall be permitted and allowed to provide a copy of this Agreement to the United States Internal Revenue Service or other tax authorities, if requested, without advanced written notice or approval of the other Party.

          9.02    Breach of Confidentiality.    The Parties agree that the disclosure of the Disclosing Party's Proprietary Information in violation of this Agreement may cause the Disclosing Party irreparable harm and that any breach or threatened breach of this Agreement by the Receiving Party entitles disclosing Party to seek injunctive relief, in addition to any other legal or equitable remedies available to it, in any court of competent jurisdiction. For clarity, such disputes shall not be subject to Article XIII.

          9.03    No Publicity.    A Party may not use the name of the other Party in any publicity or advertising and may not issue a press release or otherwise publicize or disclose any information related to the existence of this Agreement or the terms or conditions herein, except (a) on the advice of its counsel as required by law (e.g., any Securities and Exchange Commission filings and disclosures) and provided the Party who will be disclosing such information has consulted with the other Party to the extent feasible prior to such disclosure with respect to the substance of the disclosure; or (b) as consented to in advance by the other Party in writing. Notwithstanding the foregoing, Licensee shall have the right without obtaining Lilly's consent to make public announcements concerning the Development or Commercialization of the Licensed Product in the Field in the Territory under this Agreement, such as announcing the commencement of any clinical trial for the Licensed Product, the publication of data and results, the filing of regulatory filings for the Licensed Product and the achievement of Marketing Authorization of the Licensed Product. The Parties have agreed on a form of initial press release that may be used by either Party on an ongoing basis to describe this Agreement that is attached hereto as Attachment 9.03. Licensee shall provide Lilly with reasonable advance written notice of any press release or other public disclosure of the results of any of its work on Licensed Compound or Licensed Product under this Agreement.

          9.04    Scientific Publications.    Each Party recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 9.01 and Section 9.03 of this Agreement, in the event that a Party wishes to make a publication containing any Lilly Know-How or subject of Lilly Patent Rights, such Party shall deliver to the other Party a copy of the proposed written publication at least thirty (30) days prior to submission for publication. The Parties shall have the right to propose modifications to or delay of the publication for patent reasons or trade secrets. If a reviewing Party requests a delay

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

for patent reasons, the other Party shall delay submission for a period of up to forty-five (45) days to enable patent applications protecting each Party's rights in such information to be filed in accordance with Article VIII of this Agreement. Upon expiration of such delay, the Party seeking to publish shall be free to proceed with the publication. If a Party requests modifications to the publication, the Party seeking to publish shall edit such publication to prevent disclosure of trade secret or Proprietary Information prior to submission of the publication.

          9.05    Terms of Agreement.    Neither Party nor its Affiliates shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as follows: a Party and its Affiliates may disclose the terms or conditions of this Agreement (but not any other Proprietary Information, which may be disclosed only as described elsewhere in this Article IX), (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, provided that such advisors are subject to confidentiality with regard to such information under an agreement or ethical obligation; (b) to a Third Party or Related Party in connection with (i) a financing (or proposed financing) or an equity investment (or proposed investment) in such Party or its Affiliates, including to its shareholders and prospective shareholders, (ii) the granting of a sublicense pursuant to Section 2.04 or entry into any agreement with respect to the development, manufacture or commercialization of a Licensed Product, (iii) a merger, consolidation or similar transaction by such Party or its Affiliates, (iv) the sale of all or substantially all of the assets of such Party or its Affiliates to which this Agreement relates, or (v) in connection with a securitization, provided that such Third Party executes a non-use and non-disclosure agreement with confidentiality and non-use obligations similar to those contained in this Agreement; (c) to the United States Securities and Exchange Commission or any other securities exchange or governmental entity, including as required to make an initial or subsequent public offering, or (d) as otherwise required by law or regulation, provided that in the case of (c) and (d) the disclosing Party shall (x) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (y) if requested by such other Party, seek, or cooperate with such Party's efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available at such other Party's expense, and (z) use good faith efforts to incorporate the comments of such other Party in any such disclosure or request for confidential treatment or protective order.

ARTICLE X — REPRESENTATIONS AND WARRANTIES

          10.01    Representations and Warranties of Each Party.    Each of Lilly and Licensee hereby represents, warrants and covenants to the other Party hereto as follows:

  (a)
  it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation;

  (b)
  the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

  (c)
  it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

  (d)
  the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions herein does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement,

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

  guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its corporate charter or other operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

  (e)
  except for the governmental and Marketing Authorizations required to market the Licensed Product in the Territory, the execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or Regulatory Authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party;

  (f)
  this Agreement has been duly authorized, executed and delivered and constitutes such Party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles; and

  (g)
  it shall comply with all applicable laws and regulations relating to its activities under this Agreement.

          10.02    Lilly's Representations.    Lilly hereby represents, warrants and covenants to Licensee that as of the Effective Date:

  (a)
  Schedule 1.27 accurately identifies all patents and patent applications owned or controlled by Lilly as of the Effective Date that are necessary or useful for the, and/or in absence of a license, would prevent Licensee to, research, Develop, Manufacture, use and/or Commercialize Licensed Compounds and Licensed Products as contemplated by this Agreement;

  (b)
  Lilly is the sole owner of the entire right, title and interest in and to all patents, patent applications and other intellectual property rights within the Lilly Patent Rights and Lilly Know-How. Lilly has the full and legal rights and authority to license to Licensee the Lilly Patent Rights and Lilly Know-How, and (i) it has not previously transferred, assigned, conveyed or otherwise encumbered its right, title and interest in and to the Licensed Compound or Licensed Product to any Third Party, and (ii) no Third Party has any license, option or other rights or interest in or to the Lilly Patent Rights and Lilly Know-How or any part thereof, in each case with respect to any Licensed Compound or Licensed Product. Lilly has not received, nor is it aware of, any claims or allegations that a Third Party has any right or interest in or to any patent or patent application in the Lilly Patent Rights or in or to the Lilly Know-How with respect to any Licensed Compound or Licensed Product, or any claims or allegations by a Third Party that any patents or patent applications within the Lilly Patent Rights are invalid or unenforceable, except for the EPO Opposition;

  (c)
  To the best of its knowledge, no intellectual property rights of any Third Party were infringed or misappropriated during the creation of the Lilly Patent Rights or Lilly Know-How;

  (d)
  All issued patents within the Lilly Patent Rights are in good standing with the applicable patent office and all maintenance fees have been timely paid;

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
  (e)
  To the best of its knowledge and belief, Lilly has provided Licensee with all relevant information reasonably required for Licensee to properly evaluate and conduct due diligence on the Lilly Patent Rights, including all information relating to the EPO Opposition and complete copies of all Existing Agreements, and all such information are true and accurate.

  (f)
  Schedule 10.02(f) sets forth the true and complete list of all material transfer agreements [and clinical study agreements][NTD: TBD.] relating to the Licensed Compound and/or Licensed Product, which agreements were entered into by Lilly and any Third Party prior to the Effective Date (collectively, "Existing Agreements"); and

  (g)
  All physical inventory of the Licensed Compound designated LY2456302 that is transferred to Licensee pursuant to Section 4.01(a) and that has been recertified prior to the Effective Date by Lilly as in compliance with Good Manufacturing Practices (i) were manufactured, stored and transported in accordance with Good Manufacturing Practices and any applicable federal, state and local laws, rules and regulations and (ii) complies at the time of delivery with the specifications established by Lilly for administration to humans.

          10.03    Licensee's Representations.    Licensee hereby represents and warrants as of the Effective Date, and covenants during the Term, to Lilly that, it will not knowingly use in any capacity, in connection with any services to be performed under this Agreement, any individual who has been debarred pursuant to the United States Food, Drug and Cosmetic Act. Licensee represents and warrants that there are no pending or, to Licensee's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings pending as of the date hereof against Licensee which, to Licensee's knowledge, either individually or together with any other, would have a material adverse effect on the ability of Licensee to perform its obligations under this Agreement or any agreement or instrument contemplated hereby.

          10.04    No Inconsistent Agreements.    Neither Party has in effect, and after the Effective Date neither Party shall enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

          10.05    Representation by Legal Counsel.    Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting of this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party that drafted such terms and provisions.

          10.06    Disclaimer.    EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE X, THE LICENSED COMPOUND, LICENSED PRODUCT, LILLY PATENT RIGHTS, LILLY KNOW-HOW, LICENSEE PATENT RIGHTS AND LICENSEE KNOW-HOW ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE XI — INDEMNIFICATION AND LIMITATION ON LIABILITY

          11.01    Indemnification by Licensee.    Licensee shall indemnify, defend and hold harmless Lilly and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Lilly Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees), (collectively, a "Liability") that a Lilly Indemnified Party may incur, suffer or be required to pay resulting from or arising out of a suit or action brought by a Third Party with respect to (i) the Development, Manufacture, Commercialization, promotion, distribution, use, marketing, sale or other disposition of the Licensed Compound or Licensed Product by Licensee, its Affiliates or sublicensees, (ii) any breach by Licensee of any of its representations, warranties and covenants contained in Article X herein or any material breach of its obligations under this Agreement, and (iii) the negligence and/or willful misconduct of Licensee, its Affiliates or sublicensees with respect to its obligations under this Agreement. Notwithstanding the foregoing, Licensee shall have no obligation under this Agreement to indemnify, defend or hold harmless any Lilly Indemnified Party with respect to any Liabilities to the extent that they result from the negligence or willful misconduct of Lilly, Lilly Indemnified Party or any of their respective employees, officers, directors or agents or that result from Lilly's breach of its obligations under this Agreement.

          11.02    Indemnification by Lilly.    Lilly shall indemnify, defend and hold harmless Licensee and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Licensee Indemnified Party") from and against any Liability that a Licensee Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with a suit or action brought by a Third Party with respect to (i) any breach by Lilly of any of its representations, warranties and covenants contained in Sections 10.01, 10.02 and 10.04 herein or any material breach of its obligations (ii) the negligence and/or willful misconduct of Lilly, and (iii) the Development, Manufacture, use or other disposition of the Licensed Compound or Licensed Product by Lilly or its Affiliates prior to the Effective Date, including, with respect to the Existing Studies. Notwithstanding the foregoing, Lilly shall have no obligation under this Agreement to indemnify, defend or hold harmless any Licensee Indemnified Party with respect to any Liabilities to the extent that they result from the negligence or willful misconduct of Licensee, Licensee Indemnified Party or any of their respective employees, officers, directors or agents or that result from Licensee's breach of its obligations under this Agreement.

          11.03    Conditions to Indemnification.    The obligations of the indemnifying Party under Sections 11.01 and 11.02 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter that could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may retain control of the defense or settlement thereof by providing written notice of such effect to the indemnifying Party, but in no event shall such action or notice be construed as a waiver of any indemnification rights that the indemnified Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. The foregoing notwithstanding, the Parties acknowledge and agree that failure of the indemnified Party to promptly notify the indemnifying Party of a potential Liability shall

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

not constitute a waiver of, or result in the loss of, such Party's right to indemnification under Section 11.01 or 11.02, as appropriate, except to the extent that the indemnifying Party's rights, and/or its ability to defend against such Liability, are materially prejudiced by such failure to notify.

          11.04    Settlements.    Neither Party may settle a claim or action related to a Liability without the consent of the other Party, and such consent shall not be unreasonably withheld, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

          11.05    Limitation of Liability.    NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES OR LOSS OF PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.05 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.01 OR 11.02, OR DAMAGES AVAILABLE FOR A PARTY'S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE IX OR EXCLUSIVITY OBLIGATIONS IN SECTION 2.05.

          11.06    Insurance.    Licensee shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold by or on behalf of Licensee. It is understood that such insurance shall not be construed to create a limit of Licensee's liability with respect to its indemnification obligations under this Article 11. Licensee shall provide Lilly with written evidence of such insurance upon request. Licensee shall provide Lilly with written notice at least thirty (30) days prior to the cancellation, non renewal or material change in such insurance or self insurance which materially adversely affects the rights of Lilly hereunder.

ARTICLE XII — TERM AND TERMINATION

          12.01    Term and Expiration.    This Agreement shall be effective as of the Effective Date and unless terminated earlier by mutual written agreement of the Parties or pursuant to Sections 12.02 or 12.03 below, the term of this Agreement shall continue in effect on a country-by-country and product-by-product basis until the expiration of Licensee's obligation to pay royalties under Article VII herein (the "Term"). Upon expiration of this Agreement in its entirety, Licensee's license pursuant to Section 2.01 shall become a fully paid-up, royalty-free, irrevocable, perpetual non-exclusive license.

          12.02    Termination by Licensee.    Notwithstanding anything contained herein to the contrary, Licensee shall have the unilateral right to terminate this Agreement in its entirety without cause at any time by giving ninety (90) days advance written notice to Lilly. In the event of such termination, the rights and obligations hereunder shall terminate; provided, however, that any payment obligations due and owing as of the termination date shall continue.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          12.03    Termination for Cause.

  (a)
  Termination for Cause.    This Agreement may be terminated, in its entirety by written notice by either Party at any time during the Term of this Agreement:

  (i)
  upon or after the breach of any material provision of this Agreement if the breaching Party has not cured such breach within (A) sixty (60) days (other than breaches subject to (B)) and (B) one-hundred twenty (120) days with respect to any material breach of Licensee's diligence obligations, in each case following receipt of written notice from the non-breaching Party requesting cure of the breach or, if such breach is not susceptible of cure within such sixty (60) day or one-hundred twenty (120) day period, as applicable, the breaching Party has not taken appropriate steps to commence such cure during such sixty (60)-day period or one-hundred twenty (120) day period, as applicable and continued to diligently pursue such cure in a manner reasonably assuring such cure within a reasonable period of time thereafter (not to exceed one hundred eighty (180) days). The Parties acknowledge and agree that one example of how appropriate steps may be satisfied by Licensee, is by Licensee providing Lilly with a reasonable plan, which Lilly agrees is reasonable, for curing such material breach, and using commercially reasonable efforts to implement such plan in accordance therewith. Any right to terminate under this Section 12.03(a) shall be stayed and the cure period tolled in the event that, during any cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Article XIII with respect to the alleged breach, which stay and tolling shall last so long as the allegedly breaching Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings. In the event that Lilly exercises it right to terminate this Agreement pursuant to this Section 12.03(a) for Licensee's material breach of its diligence obligation under Article V, then such termination shall be solely with respect to the Licensed Product concerned and the remainder of the Agreement (other than with respect to such terminated Licensed Product) shall continue in full force and effect; or

  (ii)
  upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the other Party, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business, or if a substantial portion of such Party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within one hundred eighty (180) days after the filing thereof.

          12.04    Effect of Termination on License.    In the event this Agreement is terminated in accordance with this Agreement, the rights and license granted to Licensee and its Affiliates under Section 2.01 of this Agreement shall terminate and all rights to the Licensed Compound and Licensed Product granted under this Agreement shall revert to Lilly, provided that all sublicenses granted under Section 2.05 shall survive to the extent so provided herein.

          12.05    Effect of Termination Generally; Survival.    Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, and the

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

provisions of [Article 1 (Definitions), Article IX (Confidentiality), Article XI (Indemnification and Limitation on Liability), Article XIII (Dispute Resolution), Article XIV (Miscellaneous) and Section 8.01, Section 10.06, Section 10.07, Section 12.01, Section 12.02(b), Section 12.03(b), Section 12.04, Section 12.05 and Section 12.06][NTD: To be finalized prior to execution.] shall survive the expiration or termination of this Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product sold prior to such termination.

          12.06    Licensed Product Reversion.    Upon termination of this Agreement in its entirety by Lilly for any reason or by Licensee pursuant to Section 12.02, at Lilly's option and upon Lilly's written request, and at Licensee's expense, the following provisions shall apply:

  (a)
  Subject to Section 12.06(b), Licensee shall, at its sole expense, transfer to Lilly (or its nominee) all physical inventories of Licensed Compound and Licensed Product, and all INDs, Marketing Authorizations, drug approval applications for Marketing Authorizations, and all supporting documentation for such filings and applications (to the extent assignable and not cancelled) assigned to Licensee by Lilly hereunder to the extent relating to Licensed Product then being Commercialized or in Development.

  (b)
  For a period of sixty (60) days after the effective date of termination, the Parties shall negotiate in good faith the financial terms (including, without limitation, royalties, mile- stones and upfronts) and conditions for (i) the transfer of all regulatory filings and documentation, and all physical inventories of Licensed Compound and Licensed Product pursuant to Section 12.06(a) and any other transition assistance required, (ii) the grant of a royalty-bearing license to Lilly under Licensee Know-How and/or Licensee Patent Rights existing as of such effective date of termination with respect to the Licensed Product then being developed as of the date of such termination, and (iii) the transition to Lilly of all clinical trials conducted by Licensee under Licensee's IND for Licensed Product that are ongoing as of the date of termination. Such sixty (60) day period may be extended by mutual written agreement of the Parties for an additional thirty (30) days. In the event that the Parties are unable to mutually agree upon the commercially reasonable compensation and terms with respect to the foregoing within such period, the matter shall be referred to a mutually agreed upon third party expert in the valuation of life sciences assets, each Party shall provide to such third party all information in its control necessary for such third party to resolve such matter, and the costs for such expert shall be borne equally by the Parties.

  (c)
  Upon the request of Lilly, Licensee shall use reasonable efforts to assign to Lilly any sublicenses previously granted by Licensee related to Licensed Product.

          12.07    Termination in Part.    In the event that this Agreement is terminated in part with respect to an individual Licensed Product, the terms of Sections 12.04 through 12.06 shall apply accordingly to such terminated Licensed Product, as opposed to termination of the Agreement as a whole.

          12.08    Return of Proprietary Information.    Not later than thirty days (30) days after the termination of this Agreement in its entirety, each receiving Party shall, at the disclosing Party's discretion, either destroy or return or cause to be returned to the disclosing Party, all Proprietary Information of the disclosing Party in tangible form received from the disclosing Party and any other documents containing the disclosing Party's Proprietary Information, and all copies thereof, including those in the possession of the receiving Party's Agents pursuant to Section 9.01(d), except that the receiving Party may

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

retain one (1) copy of the disclosing Party's Proprietary Information in its confidential files in a secure location solely for the purposes of (i) determining its obligations hereunder, (ii) complying with any applicable regulatory requirements, or (iii) defending against any product liability claim.

ARTICLE XIII — DISPUTE RESOLUTION

          13.01    Informal Discussions.    Except as otherwise provided herein, in the event of any controversy or claim arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, or the relationship between the Parties with respect to the Licensed Compound or Licensed Product, the Parties shall first try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within thirty (30) days after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter within the said thirty (30) days, either Party may refer the matter by written notice to the other under Section 14.07 to the [**], or designee, and the Chief Executive Officer of Licensee, or designee, for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within sixty (60) days of such written notice, either Party may initiate arbitration proceedings in accordance with the provisions of this Article XIII.

          13.02    Arbitration.    All disputes arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, or relating in any way to the relationship between the Parties with respect to the Licensed Compound or Licensed Product, shall be finally and exclusively settled by arbitration by a panel of three (3) arbitrators, provided such dispute is not an "Excluded Claim". As used in this Section 13.02, the phrase "Excluded Claim" shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; (b) misappropriation of trade secrets; or (c) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

  (a)
  The arbitration proceeding shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") with such proceedings to be held in Newark, New Jersey, United States. In all cases, the arbitration proceedings shall be conducted in the English language, and all documents that are submitted in the proceeding shall be in the English language. Judgment upon the award rendered by arbitration may be issued and enforced by any court having competent jurisdiction.

  (b)
  If a Party intends to begin an arbitration to resolve a dispute, such Party shall provide written notice to the other Party, informing the other Party of such intention and any statement of claim required under the applicable arbitration rules (as determined in accordance with Section 13.02(a)). Within twenty (20) business days after its receipt of such notice, the other Party shall, by written notice to the Party initiating arbitration, add any additional issues to be resolved that would be considered mandatory counterclaims under Delaware law. For clarity, the resolution of any disputes regarding such counterclaims shall be conducted in the same proceedings as the initial claims.

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
  (c)
  Within forty-five (45) days following the receipt of the notice of arbitration, the Party referring the matter to arbitration shall appoint an arbitrator and promptly notify the other Party of such appointment. The other Party shall, upon receiving such notice, appoint a second arbitrator within twenty one (21) days, and the two (2) arbitrators shall, within fifteen (15) days of the appointment of the second arbitrator, agree on the appointment of a third arbitrator who will act with them and be the chairperson of the arbitration panel. In the event that either Party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, the arbitrator shall be appointed by the AAA. In the event of the failure of the two (2) arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding to appoint the chairperson, the chairperson shall also be appointed by the AAA.

  (i)
  All of the arbitrators shall have significant legal or business experience in pharmaceutical licensing matters. The arbitrators shall not be employees, directors or shareholders of either Party or any of their Affiliates.

  (ii)
  Each Party shall have the right to be represented by counsel throughout the arbitration proceedings.

  (iii)
  To the extent possible, the arbitration hearings and award will be maintained in confidence.

  (iv)
  In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of the panel provided for herein, with each member having one (1) vote. The arbitrators shall render a written decision with their resolution of the dispute that shall set forth in reasonable detail the facts of the dispute and the reasons for their decision. The decision of the arbitrators shall be final and non-appealable and binding on the Parties.

          13.03    Injunctive Relief.    By agreeing to arbitration, the Parties do not intend to deprive any competent court of such court's jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award or judgment. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the court of arbitration shall have full authority to grant provisional remedies and to award damages for failure of any Party to respect the court of arbitration's order to that effect.

          13.04    Expenses of Arbitration and Expert Determination.    Each Party shall bear its own attorneys' fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys' fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses). Absent the filing of an application to correct or vacate the arbitration award as permitted by applicable law, each Party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE XIV — MISCELLANEOUS

          14.01    Assignment/Change of Control.

  (a)
  Except as provided in this Section 14.01, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that Lilly may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with a Change of Control. Licensee may, without Lilly's consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or in connection with a Licensee Change of Control.

  (b)
  Any permitted assignee shall assume all assigned obligations of its assignor under the Agreement. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall be binding upon, and inure to the benefit of, each Party, its Affiliates, and its permitted successors and assigns. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

  (c)
  The Licensed Patent Rights and Know-How, in the case of Lilly as assignor or transferor, or the Licensee Patent Rights and Licensee Know-How, in the case of Licensee as assignor or transferor, shall exclude any Patent Rights and Know-How controlled by any acquirer (or any Affiliate thereof, excluding the Party hereto that becomes an Affiliate of the acquirer as a result of such transaction) either (i) prior to the Change of Control or (ii) developed outside of any activities under this Agreement.

  (d)
  Any attempted assignment not in accordance with Section 14.01 shall be null and void.

          14.02    Governing Law.    This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, United States of America without giving effect to its conflict of law principles, and the national patent laws relevant to the patent at issue. Subject to the terms of this Agreement, all disputes under this Agreement shall be governed by binding arbitration pursuant to the mechanism set forth in Article XIII herein, provided, however, that notwithstanding anything to the contrary in this Agreement, nothing herein shall prohibit a Party from bringing a dispute involving a an actual or alleged breach of confidentiality or an actual or alleged misappropriation or infringement of its intellectual property rights in a court of competent jurisdiction.

          14.03    Waiver.    Any delay or failure in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

          14.04    Independent Relationship.    Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          14.05    Export Control.    This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America that may be imposed upon or related to Lilly or Licensee from time to time by the government of the United States of America. Furthermore, Licensee agrees that it will not export, directly or indirectly, any technical information acquired from Lilly under this Agreement or any Licensed Products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

          14.06    Entire Agreement; Amendment.    This Agreement, including the Schedules hereto and thereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties with regard to the subject matter of this Agreement in the Territory, including the Confidentiality Agreement. There are no other covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

          14.07    Notices.    All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or a PDF document sent by electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Licensee, to:	Cerecor Inc. 400 East Pratt Street Baltimore, MD 21202 Attn : [**] [**]
With copy to (which copy shall not constitute notice):	[**], Esq. Cooley LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, VA 20190-5656 Ph. [**] [**]
if to Lilly, to:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attention: [**] Fax: [**]

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section 14.07.

          14.08    Force Majeure.    Failure of any Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if such failure is due to any cause beyond the reasonable control of such non-performing Party ("Force Majeure"), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting Force Majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The Party affected shall promptly notify the other Party of the condition constituting Force Majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided that nothing herein shall obligate a Party to settle on terms unsatisfactory to such Party any strike, lockout or other labor difficulty, any investigation or other proceeding by any public authority or any litigation by any Third Party. If a condition constituting Force Majeure as defined herein exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable. If the Parties cannot in good faith reach a satisfactory resolution to the problem within sixty (60) days of meeting, the matter shall be handled pursuant to the dispute resolution provisions of Article XIII herein.

          14.09    Severability.    If any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall continue in accordance with its terms except for the part declared invalid or unenforceable by order of such court, provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provisions in light of the intent of this Agreement.

          14.10    Extension to Affiliates.    In each case where an Affiliate of Licensee has an obligation pursuant to this Agreement or performs an obligation pursuant to this Agreement, Licensee shall cause and compel such Affiliate to perform such obligation and comply with the terms of this Agreement. For the purposes of this Agreement, the Licensee shall be responsible for the contractual obligations of Affiliates. Licensee shall remain fully liable for any acts or omissions of its Affiliates.

          14.11    Counterpart.    This Agreement shall become binding when any one or more counterparts of it, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

          14.12    Captions.    The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          14.13    Further Actions.    Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

          14.14    Signatures.    For purposes of this Agreement, signatures sent by facsimile or PDF shall also constitute originals.

[Signature Page Follows.]

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties.

ELI LILLY AND COMPANY		CERECOR INC.
By:	/s/ JAN M. LUNDBERG	By:	/s/ BLAKE PATERSON
Title:	Executive VP, Science & Technology President, Lilly Research Laboratories	Title:	President + CFO
Date:	2/6/15	Date:	2/17/15

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Schedule 1.23

Licensed Compound (LY2456302)

Material Transfer

API
(GMP)

Lot#	DOM	Re-Test	Quantity (g)
GM018P09 (355093)	[**]	[**]	[**]
GM018P09 (355104)	[**]	[**]	[**]
GM018P09	[**]	[**]	[**]
PT-C07082103-A08001-IND	[**]	[**]	[**]
PT-C07082103-AF08002-IND	[**]	[**]	[**]

NDP Bulk

(5 mg)	Lot #	DOM	Expiry (when pkgd)	Quantity (caps)
	CT567262	[**]	[**]	[**]
	CT568785	[**]	[**]	[**]
	CT573009	[**]	[**]	[**]

Placebo

Batch#	DOM	Expiry	Quantity (caps)
CT554194	[**]	[**]	[**]

Ref Std

Batch#	Type	Expiry	Quantity (g)
RS0554	Quantitative	[**]	[**]
RS0615	For ID Only	[**]	[**]
RS0715	Quantitative	[**]	[**]
RS0722	Quantitative	[**]	[**]

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Schedule 1.26

Lilly Know-How(*)

          In addition to all files currently located in Lilly's dataroom:

  •
  Table of content of all documents included in the Product Data Package

  •
  Preclinical reports (ADME/PK, Pharmacology)

  •
  [**]

  •
  [**]

  •
  [**]

  •
  Toxicology reports

  •
  Global regulatory documents (some may be in paper), e.g.,

  •
  [**]

  •
  [**]

  •
  [**]

  •
  Clinical

  •
  [**]

  •
  [**]

  •
  [**]

  •
  [**]

  •
  [**]

  •
  [**]

  •
  CMC

  •
  [**]

  •
  [**]

  •
  [**]

  •
  [**]

  •
  [**]

  •
  [**]

  •
  [**]

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.
    •
    [**]

    •
    [**]

    •
    [**]

    •
    [**]

  •
  List of Publications

  •
  [**]

  •
  [**]

  •
  Presentations and associated files in powerpoint

  •
  [**]

  •
  [**]

  •
  Intellectual Property Materials

  •
  [**]

  •
  [**]

  •
  Marketing

  •
  [**]

(*)
Note: Lilly has not confirmed that all items listed in this Schedule 1.26 exist as of the Effective Date. Upon request by Cerecor, Lilly will make a reasonable search for any additional items listed above and not previously provided to Cerecor.

**
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Schedule 1.27

Lilly Patent Rights

Lilly Reference	Country	Application Number	Application Date	Patent Number	Grant Date	Status	Sub Status	Publication Number	Publication Date	Expiration Date
X17934	Algeria	100459	13-Jan-09	7295	15-Dec-11	Granted	Granted			13-Jan-29
X17934	Argentina	P090100098	13-Jan-09			Filed	Published	AR070158A 1	17-Mar-10
X17934	Australia	2009206653	13-Jan-09	2009206653	31-Oct-13	Granted	Granted			13-Jan-29
X17934	Austria	09703808.7	13-Jan-09	E562999	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Belgium	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Brazil	PI0907382-5	13-Jan-09			Filed	Filed
X17934	Bulgaria	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Canada	2713025	13-Jan-09	2713025	04-Dec-12	Granted	Granted			13-Jan-29
X17934	Chile	50-2009	13-Jan-09			Filed	Filed
X17934OP	Chile	50-2009	13-Jan-09			Filed	Opposition
X17934	China P.R.	200980102650.4	13-Jan-09	ZL200980102650.4	06-Feb-13	Granted	Granted			12-Jan-29
X17934	Colombia	10-099.271	13-Jan-09	2216	13-Dec-13	Granted	Granted	629	20-Jun-11	13-Jan-29
X17934	Costa Rica	11559	13-Jan-09			Filed	Published		12-Oct-10
X17934	Croatia	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Cyprus	09703808.7	13-Jan-09	CY1113071	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Czech Republic	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Denmark	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Dominican Republic	P2010-0222	13-Jan-09			Filed	Published		31-Aug-10
X17934	Ecuador	SP-10-10365-PCT	13-Jan-09			Inactive	Abandoned
X17934	Egypt	PCT 1072/2010	13-Jan-09			Filed	Filed
X17934	El Salvador	E-3632-2010	13-Jan-09			Filed	Published	388	20-Sep-10
X17934	Estonia	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Eurasian Patent Convention	201070877	13-Jan-09	017484	28-Dec-12	Granted	Granted	201070877	30-Dec-10	13-Jan-29
X17934	European Patent Convention	09703808.7	13-Jan-09	2252581	20-Jun-12	Inactive	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Finland	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	France	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Germany	09703808.7	13-Jan-09	602009007707.4	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Lilly Reference	Country	Application Number	Application Date	Patent Number	Grant Date	Status	Sub Status	Publication Number	Publication Date	Expiration Date
X17934	Great Britain	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Greece	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	14-Jan-29
X17934	Guatemala	A2010.000212	13-Jan-09	5776	14-Jul-14	Granted	Granted			13-Jan-29
X17934	Gulf Cooperation Council	GCC/P/2009/12657	13-Jan-09			Filed	Filed
X17934	Honduras	2010-1319	13-Jan-09	5455	25-Oct-13	Granted	Granted			13-Jan-29
X17934	Hong Kong	11100691.9	24-Jan-11	HK1146822	26-Oct-12	Granted	Granted	1146822A	15-Jul-11	13-Jan-29
X17934	Hungary	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Iceland	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	India	1222/MUMNP/2010	13-Jan-09			Filed	Filed
X17934	Indonesia	W-00 2010 02459	13-Jan-09			Filed	Filed
X17934	Ireland	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Israel	206038	13-Jan-09	206038	01-Mar-14	Granted	Granted	11/2013	28-Nov-13	13-Jan-29
X17934	Italy	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Japan	2010-543182	13-Jan-09	5345637	23-Aug-13	Granted	Granted	2011-524850	08-Sep-11	13-Jan-29
X17934	Jordan	15/2009	13-Jan-09	2797	22-Jun-14	Granted	Granted	530	15-Mar-14	13-Jan-29
X17934	Korea South	10-2010-7016401	13-Jan-09	10-1172170	01-Aug-12	Granted	Granted			13-Jan-29
X17934	Latvia	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Lebanon	8509	13-Jan-09	8509	15-Oct-10	Granted	Granted			13-Jan-29
X17934	Liechtenstein	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Lithuania	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Luxembourg	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	14-Jan-29
X17934	Macao	J/001050	09-Apr-13	J/001050	16-Jul-13	Granted	Granted			03-Jan-29
X17934	Macedonia	MK/P2012/249	13-Jan-09	904423	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Malaysia	P12010003437	13-Jan-09			Filed	Filed
X17934	Malta	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Mexico	MX/a/20 10/007849	13-Jan-09	293961	16-Dec-11	Granted	Granted			13-Jan-29
X17934	Monaco	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Morocco	PV/33041	13-Jan-09			Filed	Filed
X17934	Netherlands	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Lilly Reference	Country	Application Number	Application Date	Patent Number	Grant Date	Status	Sub Status	Publication Number	Publication Date	Expiration Date
X17934	New Zealand	586225	13-Jan-09	586225	03-Sep-12	Granted	Granted	1595	25-May-12	13-Jan-29
X17934	Nigeria	NG/C/2010/421	13-Jan-09	NG/C/2010/421	07-Jun-11	Granted	Granted			13-Jan-29
X17934	Norway	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Pakistan	33/2009	13-Jan-09	140737	12-Sep-l1	Granted	Granted			22-Jan-28
X17934	Patent Cooperation Treaty	PCT/US2009/030811	13-Jan-09			Inactive	National	WO 2009/094260	2009/094260	30-Jul-09
X17934	Peru	36-2009	13-Jan-09	6814	30-Apr-13	Granted	Granted	13172009	03-Sep-09	13-Jan-29
X17934	Philippines	1-2010-501647	13-Jan-09			Filed	Filed		30-Jul-09
X17934	Poland	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Portugal	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Romania	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Russian Federation	201070877	13-Jan-09	017484	28-Dec-12	Granted	Granted	201070877	30-Dec-10	13-Jan-29
X17934	Singapore	201005057-3	13-Jan-09	163142	31-Jan-13	Granted	Granted			13-Jan-29
X17934	Slovak Republic	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Slovenia	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	South Africa	2010/03908	13-Jan-09	2010/03908	30-Nov-11	Granted	Granted		30-Nov-11	13-Jan-29
X17934	Spain	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2388708	24-Nov-10	13-Jan-29
X17934	Sweden	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Switzerland	09703808.7	13-Jan-09	2252581	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Taiwan	09810183	13-Jan-09	I422369	11-Jan-14	Granted	Granted	I422369	11-Jan-14	12-Jan-29
X17934	Thailand	0901000108	13-Jan-09			Filed	Published	104143	23-Sep-10
X17934	Trinidad & Tobago	TT/A/2010/00153	13-Jan-09			Filed	Filed
X17934	Tunisia	TN2010/0306	13-Jan-09			Filed	Filed
X17934	Turkey	09703808.7	13-Jan-09	TR201208827T4	20-Jun-12	Granted	Granted	2252581	24-Nov-10	13-Jan-29
X17934	Ukraine	2010 08931	13-Jan-09	100715	25-Jan-13	Granted	Granted			13-Jan-29
X17934	United States	12/352869	13-Jan-09	7709522	04-May-10	Granted	Granted	20090186873	23-Ju1-09	13-Jan-29
X17934A	United States	12/757451	09-Apr-10	8173695	08-May-12	Granted	Granted	20100197669	05-Aug-10	13-Jan-29
X17934	Uzbekistan	IAP 2010 0403	13-Jan-09	IAP 04707	28-Jun-13	Granted	Granted		28-Jun-13	13-Jan-29
X17934	Venezuela	2009-000054	13-Jan-09			Filed	Published	521	01-Aug-11
X17934	Vietnam	1-2010-01876	13-Jan-09	10913	11-Dec-12	Granted	Granted			13-Jan-29

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Attachment 3.02(a)

Initial Development Plan

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Development Path for 2015

Technology Transfer

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Clinical

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  Finalize Clin501-201 Clinical Study Protocol for Nicotine Human Lab Study by 3Q2015

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  Title: A Randomized, Double-Blind, Placebo-Controlled, Crossover Design Study of LY2456302 on Craving for Tobacco in Cigarette Smokers Seeking Treatment

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  Primary endpoint: To evaluate the effect of two dose levels of CERC-501 on tobacco reinstatement in subjects who have previously failed abstinence and experienced dysphoria and / or anxiety during quitting attempts

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  Anticipated study start-up and first subject randomized by 4Q2015

CMC

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Regulatory

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  Meeting/communication with FDA regarding planned study by 3Q2015

Non-Clinical

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Intellectual Property

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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Attachment 9.03

Initial Press Release

Cerecor Bolsters Clinical Pipeline with Acquisition of Phase 2-ready Kappa Opioid Receptor Antagonist from Eli Lilly and Company

          BALTIMORE, February xx, 2015 — Cerecor Inc, a clinical-stage biopharmaceutical company developing treatments to make a difference in the lives of patients with neurological and psychiatric disorders, today announced that it has acquired exclusive, worldwide rights from Eli Lilly and Company ("Lilly") to develop and commercialize LY2456302 (which will be designated as CERC-501), a Phase 2-ready, potent and selective kappa opioid receptor (KOR) antagonist. KORs are believed to play a key role in modulating stress, mood and addictive disorders. Research also suggests that selective KOR antagonists can block both the physical and emotional symptoms of nicotine withdrawal.

          CERC-501 was discovered and developed by Lilly for the treatment of co-occurring disorders, defined as a patient having one or more disorders relating to substance abuse combined with one or more mental health disorders. In Phase 1 clinical studies, CERC-501 was well tolerated, penetrated the blood-brain barrier and demonstrated target engagement, as shown through PET (positron emission tomography) imaging.

          "Evidence of human kappa receptor binding coupled with unique competitive positioning and broad development potential make CERC-501 a key addition to Cerecor's pipeline, strengthening our position in the development of novel neuroscience compounds for underserved neurological and psychiatric disorders," said Dr. Blake Paterson, Cerecor's co-founder and CEO. "Clinicians, patients and families who struggle with mood and addictive disorders will recognize the need for more effective treatments, and we plan to initially develop CERC-501 to address nicotine dependence."

          "CERC-501 is a potential first-in-class, best-in-class, oral medication to treat depression and co-occurring substance use disorders, such as alcohol, nicotine and/or illicit drug addiction," added Dr. Reza Mazhari, Cerecor's Vice President of Drug Discovery and Development. "A planned clinical trial in nicotine dependence will afford us the opportunity to rapidly evaluate the effect of CERC-50I on tobacco reinstatement, and assess subject's craving, mood and anxiety during abstinence periods. If successful, this initial study could open the doors to additional indications for CERC-501 going forward."

          Under the terms of the agreement, Cerecor will immediately assume full development and commercialization responsibilities of CERC-501. License consideration includes undisclosed milestone payments and royalties. Cerecor anticipates completing the technology transfer activities by mid-2015 and initiating clinical trials in the second-half of the year.

About Cerecor

          Cerecor Inc ("Cerecor") is a Baltimore-based biopharmaceutical company developing proprietary treatments to make a difference in the lives of patients with neurological and psychiatric diseases by addressing the unmet medical needs of underserved patient segments. We are committed to the development of drugs that improve lives by applying our extensive knowledge and experience in central nervous system disorders. www.cerecor.com

          Media Contact: Michelle Avery, MacDougall Biomedical Communications, 781-235-3060

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Schedule 10.02(f)

Existing Agreements

Research Agreements:

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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

QuickLinks

  Exhibit 10.8
  EXECUTION COPY
EXCLUSIVE PATENT AND KNOW HOW LICENSE AGREEMENT
ARTICLE I — DEFINITIONS
ARTICLE II — LICENSE
ARTICLE III — DEVELOPMENT AND COMMERCIALIZATION
ARTICLE IV — TRANSFER OF LILLY KNOW-HOW & EXISTING STUDIES
ARTICLE V — DILIGENCE
ARTICLE VI — MANUFACTURING
ARTICLE VII — PAYMENTS; ROYALTIES AND REPORTS
ARTICLE VIII — PATENTS
ARTICLE IX — CONFIDENTIALITY AND PUBLICATION
ARTICLE X — REPRESENTATIONS AND WARRANTIES
ARTICLE XI — INDEMNIFICATION AND LIMITATION ON LIABILITY
ARTICLE XII — TERM AND TERMINATION
ARTICLE XIII — DISPUTE RESOLUTION
ARTICLE XIV — MISCELLANEOUS
Schedule 1.23 Licensed Compound (LY2456302) Material Transfer
Schedule 1.26 Lilly Know-How(*)
Attachment 3.02(a) Initial Development Plan
Development Path for 2015
Attachment 9.03 Initial Press Release
Schedule 10.02(f) Existing Agreements